EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-141472, 333-128990, 333-114793, 333-109641 and 333-76544) of IDM Pharma, Inc. and in the related Prospectuses and in the Registration Statements on Form S-8 (No.’s 333-136647, 333-128178, 333-117116, 333-107416, 333-87266, 333-64238, 333-63950, 333-44852, 333-87759, 333-62437, 333-11577) pertaining to the 1989 Stock Plan, As Amended, 1994 Non-Employee Directors’ Stock Option Plan, As Amended, 1997 Stock Option Plan, 2000 Stock Plan, As Amended, 2001 Employee Stock Purchase Plan, As Amended, Employee Stock Purchase Plan For Employees Of IDM S.A., the IDM Pharma, Inc. Option Liquidity Agreements and the 2001 Restricted Stock Purchase Agreement of IDM Pharma, Inc., and of our report dated March 28, 2007, with respect to the consolidated financial statements of IDM Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Los Angeles, California
March 28, 2007